Exhibit 99.1

Bronco Drilling Company, Inc. Announces Monthly Operating Results

OKLAHOMA CITY, August 11, 2008 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/GM:BRNC), announced today operational results for the month ended and as of July 31, 2008.

Utilization for the Company’s drilling fleet was 84% for the month of July compared to 83% for the previous month and 82% for the second quarter of 2008.  The Company had an average of 42 marketed drilling rigs in July compared to 45 in the previous month and 45 for the second quarter of 2008.  The decrease in marketed drilling rigs for July is due to the winterization of rigs to be deployed to the Bakken Shale and preparation of rigs to be deployed to Mexico as part of the tender Bronco was awarded by Pemex.  The average dayrate on operating drilling rigs as of July 31, 2008, was $17,831 compared to $17,564 as of June 30, 2008, and $16,332 for the second quarter of 2008.  The increase in average dayrate on operating drilling rigs is partially due to a wage increase initiated in late June for Bronco field personnel that is contractually passed through to Bronco’s customers.  The wage increase resulted in a $750 increase in the average dayrate.

Utilization for the Company’s workover fleet was 77% for the month of July compared to 74% for the previous month and 75% for the second quarter of 2008.  The Company had an average of 55 marketed workover rigs in July compared to 54 in the previous month and 53 for the second quarter of 2008.

The Company cautions that several factors other than those discussed above may impact the Company’s operating results and that a particular trend regarding the factors above may or may not be indicative of the Company’s current or future financial performance.

About Bronco Drilling

Bronco Drilling Company, Inc. is a publicly held company headquartered in Edmond, Oklahoma, and is a provider of contract land drilling and workover services to oil and natural gas exploration and production companies. Bronco's common stock is quoted on The NASDAQ Global Market under the symbol “BRNC”. For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

	Bronco Drilling Company, Inc.
	Rig Status Report
	as of July 31, 2008

								Est. Duration (2)
	Rig No.	Horsepower		Rig Type	Basin	Status (1)	Contract	Days	Date
1	2	400 hp		M		I
2	4	950 hp		M	Piceance	O	Term	117	11/25/2008
3	5	650 hp		M	Anadarko	O	Term	157	1/4/2009
4	6	650 hp		M	Anadarko	O	Term	210	2/26/2009
5	7	650 hp		M	Woodford	O	well to well
6	8	1000 hp		E	Williston	O	Term	317	6/13/2009
7	9	650 hp		M	Arkoma	O	Term	154	1/1/2009
8	10	1000 hp		E	Anadarko	O	Term	167	1/14/2009
9	11	1000 hp		E	Woodford	O	Term	248	4/5/2009
10	12	1500 hp		E	Anadarko	O	3 wells
11	14	1200 hp		E	Woodford	O	Term	345	7/11/2009
12	15	1200 hp		E	Cotton Valley	O	Term	365	7/31/2009
13	16	1400 hp		E	Bakken		Term
14	17	1700 hp		E	Anadarko	O	3 wells
15	20	1400 hp		E	Bakken		Term
16	21	2000 hp		E	Woodford	O	3 wells
17	22	1000 hp		E	Woodford	O	well to well
18	23	1000 hp		E	Piceance	O	Term	154	1/1/2009
19	25	1500 hp		E	Woodford	O	3 wells
20	26	1200 hp		E	Anadarko	O	3 wells
21	27	1500 hp		E	Piceance	O	Term	292	5/19/2009
22	28	1200 hp		E	Bakken	O	Term	274	5/1/2009
23	29	1500 hp		E	Woodford	O	3 wells
24	37	1000 hp		E	Cotton Valley	O	well to well
25	41	950 hp		M	Anadarko	O	3 wells
26	42	650 hp		M	Anadarko	O	well to well
27	43	1000 hp		M	Cotton Valley	O	Term	153	12/31/2008
28	51	850 hp		M	Anadarko	O	6 wells
29	52	850 hp		M	Anadarko	O	6 wells
30	53	750 hp		M		I
31	54	850 hp		M	Woodford	O	Term	293	5/20/2009
32	55	950 hp		M	Chicontepec	O	Term	518	12/31/2009
33	56	1100 hp		M	Anadarko	O	well to well
34	57	1100 hp		M	Woodford	O	Term	233	3/21/2009
35	58	800 hp		M	Cotton Valley	O	3 wells
36	59	850 hp		M	Bakken		Term
37	60	850 hp		M	Anadarko	O	well to well
38	62	1000 hp		M	Anadarko	O	well to well
39	70	450 hp		M	Anadarko	O	well to well
40	72	750 hp		M	Anadarko	O	3 wells
41	75	750 hp		M	Woodford	O	Term	14	8/14/2008
42	76	900 hp		M	Chicontepec	O	Term	518	12/31/2009
43	77	1200 hp		M	Anadarko	O	3 wells
44	78	1000 hp		M	Chicontepec	O	Term	518	12/31/2009
45	97	850 hp		M	Anadarko	O	well to well

M -	Mechanical		I -	Idle
E -	Electric		O -	Operating
1	Rigs classified as "operating" are under contract while rigs described as "idle" are not under contract but are being actively
	marketed and generally ready for service.
2	The estimated contract duration is derived from discussions with our customer regarding their current projection of the days
	remaining to complete the project.
	Changes from the prior month are highlighted.

Cautionary Note Regarding Forward-Looking Statements

The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include, but are not limited to, comments pertaining to estimated contract duration.  Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts or projects earlier than expected, operating hazards and other factors described in Bronco Drilling Company, Inc’s. Annual Report on Form 10-K filed with the SEC on March 17, 2008, as amended on April 29, 2008, and other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov.  Bronco cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact:
Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 101
bjarvis@broncodrill.com